Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Reliance Steel & Aluminum Co. Master 401(k) Plan

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated November 7, 2007 (File No. 333-147226), as amended September 4, 2015 (File No. 333-147226) of Reliance Steel & Aluminum Co. of our report dated June 20, 2016, relating to the financial statements and supplemental schedules of the Reliance Steel & Aluminum Co. Master 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Los Angeles, California

June 20, 2016